UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2026

CHASE GENERAL CORPORATION

MISSOURI	2-5916	36-2667734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

1307 South 59th, St. Joseph, Missouri 64507

(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code (816) 279-1625

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 20, 2026, Dye Candy Company, a subsidiary of Chase General Corporation (the “Company”), received a notice of default from the current holder of its indebtedness, which indebtedness is secured by all or substantially all of the assets of Dye Candy Company. The notice states that Dye Candy Company failed to make a required principal payment that was due on July 17, 2026. The notice indicates that the lender intends to pursue its remedies if the lender is not paid in full. The amount currently outstanding under the indebtedness is approximately $500,000. The Company and Dye Candy Company are evaluating the notice and are engaged in discussions with the lender regarding a potential resolution.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.
Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE GENERAL CORPORATION

Date	July 24, 2026

/s/ Barry M. Yantis
Name: Barry M. Yantis
Title: Chief Executive Officer and Chief Financial Officer, President and Treasurer

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